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                                                                     EXHIBIT 5.1

OPPENHEIMER WOLFF & DONNELLY
Plaza VII
45 South Seventh Street
Suite 3400
Minneapolis, MN 55402-1609

(612) 344-9300
FAX (612) 344-9376

May 21, 1997

Nash-Finch Company
7600 France Avenue South
P.O. Box 355
Minneapolis, Minnesota 55440

Re:  Nash-Finch Company/
     Registration Statement on Form S-8

Ladies/Gentlemen:

We have acted as counsel to Nash-Finch Company, a Delaware corporation (the "Company"), in connection with the registration by the Company of 100,000 shares of the Company's Common Stock, $1.66-2/3 par value (the "Shares"), issuable under the Company's 1997 Non-Employee Director Stock Compensation Plan (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 21, 1997 (the "Registration Statement).

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon original or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public official and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.


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[OPPENHEIMER WOLFF & DONNELLY LETTERHEAD]


Nash-Finch Company
May 21, 1997
Page 2


2. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plan referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to laws other than those of the State of Delaware and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,



/s/ OPPENHEIMER WOLFF & DONNELLY